    AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MARCH 31, 1998
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                            WASHINGTON, D.C.  20549
                           __________________________

                                    FORM S-8
                             REGISTRATION STATEMENT
                                     Under
                           THE SECURITIES ACT OF 1933
                           __________________________

                              SHOE PAVILION, INC.
             (EXACT NAME OF REGISTRANT AS SPECIFIED IN ITS CHARTER)
                           __________________________

          DELAWARE                                            94-3289691
  (STATE OR OTHER JURISDICTION OF                          (I.R.S. EMPLOYER
  INCORPORATION OR ORGANIZATION)                         IDENTIFICATION NUMBER)

                           3200-F REGATTA BOULEVARD
                              RICHMOND, CA 94804
                                (510) 970-9775
                   (ADDRESS OF PRINCIPAL EXECUTIVE OFFICES)
                         __________________________

                              Shoe Pavilion, Inc.
                          1998 Equity Incentive Plan
                           (Full Title of the Plan)
                         __________________________

                                 DMITRY BEINUS
                     CHIEF EXECUTIVE OFFICER AND PRESIDENT
                              SHOE PAVILION, INC.
                           3200-F REGATTA BOULEVARD
                              RICHMOND, CA 94804
                                (510) 970-9775
(NAME, ADDRESS, INCLUDING ZIP CODE, AND TELEPHONE NUMBER, INCLUDING AREA CODE,
                             OF AGENT FOR SERVICE)

                                  COPIES TO:

                                JOHN F. SEEGAL
                                BRETT E. COOPER
                      ORRICK, HERRINGTON & SUTCLIFFE LLP
                       OLD FEDERAL RESERVE BANK BUILDING
                              400 SANSOME STREET
                     SAN FRANCISCO, CALIFORNIA  94111-3143
                                (415) 392-1122

                        CALCULATION OF REGISTRATION FEE
=================================================================================================================
                                        AMOUNT            PROPOSED             PROPOSED            AMOUNT OF
      TITLE OF EACH CLASS OF             TO BE        MAXIMUM OFFERING     MAXIMUM AGGREGATE      REGISTRATION
   SECURITIES TO BE REGISTERED         REGISTERED      PRICE PER SHARE     OFFERING PRICE(1)           FEE
                                                        (1)
-----------------------------------------------------------------------------------------------------------------
 Common Stock, and Options to
 Purchase Common Stock.........     1,000,000 shares       $7.503             $7,503,000              $2,214
=================================================================================================================

(1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457(h)(1), on the basis of $7.688 per share, the average of the high and low price of the Common Stock on the Nasdaq National Market on March 24, 1998 with respect to the shares remaining subject to future options, and on the basis of the actual exercise price with respect to shares subject to outstanding options.

================================================================================

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.   INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

     The following documents are incorporated by reference in this registration statement: (i) the latest prospectus (dated February 23, 1998) of Shoe Pavilion, Inc. (the "Company") filed pursuant to the Securities Act of 1933; (ii) all other reports filed by the Company pursuant to Sections 13(a) or 15(d) of the Securities Exchange Act of 1934 (the "Exchange Act") since the date of such prospectus; and (iii) the description of the Company's common stock set forth in the Company's Registration Statement on Form S-1 relating thereto, including any amendment or report filed for the purpose of updating such description. All documents filed by the Company after the date of this registration statement pursuant to Sections 13(a), 13(c), 14, and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment (that indicates all securities offered have been sold or deregisters all securities then remaining unsold), shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the date of filing of such documents.

ITEM 4.   DESCRIPTION OF SECURITIES

     Inapplicable.

ITEM 5.   INTERESTS OF NAMED EXPERTS AND COUNSEL

     Inapplicable.

ITEM 6.   INDEMNIFICATION OF DIRECTORS AND OFFICERS

     The FIFTH Section of the Company's Certificate of Incorporation provides that directors of the Company shall not be personally liable to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, to the fullest extent permitted by the General Corporation Law of the State of Delaware. Article V of the Company's By-Laws provides for indemnification of officers and directors to the full extent and in the manner permitted by Delaware law. Section 145 of the Delaware General Corporation Law makes provision for such indemnification in terms sufficiently broad to cover officers and directors under certain circumstances for liabilities arising under the Securities Act of 1933, as amended (the "Securities Act").

     The Company has entered into indemnification agreements with each director and executive officer, which provide indemnification under certain circumstances for acts and omissions which may not be covered by any directors' and officers' liability insurance.

ITEM 7.   EXEMPTION FROM REGISTRATION CLAIMED

     Inapplicable.

ITEM 8.   EXHIBITS

          EXHIBIT

          NUMBER         NAME
          ------         ----

           4.1 Shoe Pavilion, Inc. 1998 Equity Incentive Plan with forms of non-qualified and incentive stock option agreements (incorporated by reference to Exhibit 10.2 to the Company's Registration Statement on Form S-1, Commission File No. 333-41877).

           5.1 Opinion of Orrick, Herrington & Sutcliffe LLP as to legality of the Common Stock

          23.1      Consent of Deloitte & Touche LLP

          23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1 to this Registration Statement.

          24.1      Powers of Attorney (see Page 4)

ITEM 9.   UNDERTAKINGS

          (a)  The undersigned registrant hereby undertakes:

               (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                    (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

                    (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement;

                    (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

               Provided, however, that paragraphs (a)(1)(i) and (a)(1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8 and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

               (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

               (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

          (b) The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933 each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of the Plan's annual report pursuant to section 15(d) of the Securities Exchange Act of
1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

          (c) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                                   SIGNATURES


     The Registrant. Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Richmond, State of California on the 31/st/ day of March, 1998.

                                      SHOE PAVILION, INC.
                                      (Registrant)


                                      By: /s/    Dmitry Beinus
                                          -------------------------------------
                                      Dmitry Beinus
                                      (Chairman of the Board of Directors, Chief
                                      Executive Officer and President)


                               POWER OF ATTORNEY

     KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Dmitry Beinus and Gary Schwartz, or either of them, each with the power of substitution, his or her attorney-in-fact, to sign any amendments to this Registration Statement (including post-effective amendments), and to file the same, together with exhibits thereto, and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his or her substitute or substitutes, may do or cause to be done by virtue hereof.

     Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.


              SIGNATURE                                       CAPACITY                              DATE
              ---------                                       --------                              ----
/s/ Dmitry Beinus                              Chairman of the Board of Directors,             March 31, 1998
--------------------------------------        Chief Executive Officer and President
Dmitry Beinus                                     (Principal Executive Officer)

/s/ Gary A. Schwartz                          Director, Vice President of Finance and          March 31, 1998
--------------------------------------           Chief Financial Officer (Principal
Gary A. Schwartz                                  Financial Officer and Principal
                                                        Accounting Officer)

/s/ Peter G. Hanelt                                           Director                         March 29, 1998
--------------------------------------
Peter G. Hanelt

/s/ David H. Folkman                                          Director                         March 28, 1998
--------------------------------------
David H. Folkman

                                 EXHIBIT INDEX

           EXHIBIT                                                                          PAGE
           NUMBER        NAME                                                              NUMBER
           ------        ----                                                              ------
            4.1     Shoe Pavilion, Inc. 1998 Equity Incentive Plan with forms of non-qualified and incentive stock option agreements
                    (incorporated by reference to Exhibit 10.2 to the Company's
                    Registration Statement on Form S-1, Commission File No. 333-
                    41877).

            5.1 Opinion of Orrick, Herrington & Sutcliffe LLP as to legality of the Common Stock

           23.1     Consent of Deloitte & Touche LLP

           23.2 Consent of Orrick, Herrington & Sutcliffe LLP is contained in Exhibit 5.1 to this Registration Statement.

           24.1     Powers of Attorney (see Page 4)